Loan agreement and Promissory Note

December 31, 2010

I, Brandon Spiker, agree to loan National Automation Services, Inc. (NAS) located at 2470 St. Rose Parkway Suite 314, Henderson, Nevada the sum of $9,760 according to the following terms and conditions:

The $9,760 is being loaned to NAS with an interest rate of 10% (annual) as of December 31, 2010.

The loan in principle and interest is payable on demand.

/s/ Brandon Spiker

Brandon Spiker

/s/ Robert Chance

Robert Chance

CEO National Automation Services, Inc.